UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

0-14510 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The employment agreements with each of Leo S. Ullman, Thomas J. O’Keeffe, Thomas B. Richey, Brenda J. Walker and Stuart H. Widowski, executive officers of the Company, have been amended to provide that if upon a change in control the executive would be subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the executive will receive an additional payment such that he is placed in the same after-tax position as if no excise tax had been imposed. In addition, (a) Mr. Ullman’s severance payment was increased from 250% to 299% of his annual salary and average bonus for the preceding two full fiscal years and (b) the term of his agreement is four years, however, commencing on October 1, 2007 and each October 1 thereafter, the term shall be automatically extended for an additional one-year period unless the Company or Mr. Ullman elects not to extend it not less than 60 days prior to any extension date.

Item 9.01   Financial Statements and Exhibits.

Exhibits 10.1 10.2 10.3 10.4 10.5

Second Amendment dated October 19, 2005 to Employment Agreement for Leo S. Ullman

Amendment dated October 19, 2005 to Employment Agreement for Thomas J. O'Keeffe

Amendment dated October 19, 2005 to Employment Agreement for Thomas B. Richey

Amendment dated October 19, 2005 to Employment Agreement for Brenda J. Walker

Amendment dated October 19, 2005 to Employment Agreement for Stuart H. Widowski

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2005

CEDAR SHOPPING CENTERS, INC. By: /s/ Leo S. Ullman Leo S. Ullman Chairman of the Board, Chief Executive Officer and President